UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-29641

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65321

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-78937

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70116

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-123255

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135237

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141567

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150929

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163544

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-175896

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187137

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-194360

UNDER

THE SECURITIES ACT OF 1933

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0339228 (I.R.S. Employer Identification No.)

33 Coffee Lane Waterbury, Vermont (Address of principal executive office)	05676 (Zip Code)

Green Mountain Coffee, Inc. 1993 Stock Option Plan

Green Mountain Coffee, Inc. 1998 Employee Stock Purchase Plan

Green Mountain Coffee, Inc. 1999 Stock Option Plan

Green Mountain Coffee, Inc. 2000 Stock Option Plan

Green Mountain Coffee Roasters, Inc. 1998 Employee Stock Purchase Plan, as amended

Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan

Keurig, Incorporated 2005 Stock Option Plan

Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as amended

Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan

2002 Deferred Compensation Plan, as amended

Green Mountain Coffee Roasters, Inc. 2014 Omnibus Incentive Plan

Green Mountain Coffee Roasters, Inc. 2014 Amended and Restated Employee Stock
Purchase Plan

Inducement Option Grants Outside of a Plan

(Full Titles of the Plans)

Michael J. Degnan, Esq.

Chief Legal Officer, Corporate General Counsel and Secretary

Keurig Green Mountain, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

(Name and address of agent for service)

(802) 244-5621

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following registration statements of Keurig Green Mountain, Inc., a Delaware corporation (f/k/a Green Mountain Coffee, Inc. and Green Mountain Coffee Roasters, Inc.) (the “Registrant”), on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-29641 registering 200,000 shares of common stock, $0.10 par value per share (“Common Stock”), of the Registrant reserved for issuance under the Green Mountain Coffee, Inc. 1993 Stock Option Plan.

•                  Registration Statement No. 333-65321 registering 150,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee, Inc. 1998 Employee Stock Purchase Plan.

•                  Registration Statement No. 333-78937 registering 250,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee, Inc. 1999 Stock Option Plan.

•                  Registration Statement No. 333-70116 registering 800,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee, Inc. 2000 Stock Option Plan.

•                  Registration Statement No. 333-123255 registering 300,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee Roasters, Inc. 1998 Employee Stock Purchase Plan, as amended.

•                  Registration Statement No. 333-135237 registering 102,734 shares of Common Stock and 110,413 shares of Common Stock of the Registrant reserved for issuance under the Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan and the Keurig, Incorporated 2005 Stock Option Plan, respectively.

•                  Registration Statement No. 333-141567 registering 300,000 shares of Common Stock and 50,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan and an Inducement Option Grant Outside of a Plan, respectively.

•                  Registration Statement No. 333-150929 registering 700,000 shares of Common Stock and 210,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as amended, and an Inducement Option Grant Outside of a Plan, respectively.

•                  Registration Statement No. 333-163544 registering 105,000 shares of Common Stock of the Registrant reserved for issuance under Inducement Option Grants Outside of a Plan.

•                  Registration Statement No. 333-175896 registering 6,000,000 shares of Common Stock and 85,000 shares of Common Stock of the Registrant reserved for issuance under the Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan and Inducement Option Grants Outside of a Plan, respectively.

•                  Registration Statement No. 333-187137 registering 450,000 shares of Common Stock of the Registrant reserved for issuance under the 2002 Deferred Compensation Plan, as amended.

•                  Registration Statement No. 333-194360 registering 8,000,000 shares of Common Stock and 9,100,000 shares of Common Stock of the Registrant reserved for issuance under the Green Mountain Coffee Roasters, Inc. 2014 Omnibus Incentive Plan and the Green Mountain Coffee Roasters, Inc. 2014 Amended and Restated Employee Stock Purchase Plan, respectively.

On March 3, 2016, pursuant to that certain Agreement and Plan of Merger, dated as of December 6, 2015 (the “Merger Agreement”), by and among the Registrant, Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation, and, solely for purposes of Article IX of the Merger Agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, the Registrant became a wholly-owned subsidiary of Parent.

As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant that had been registered for issuance but remain unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Vermont, on this 3rd day of March, 2016.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Michael J. Degnan
Name:	Michael J. Degnan
Title:	Chief Legal Officer, Corporate General Counsel and Secretary